Exhibit 10


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                                                                 CONFORMED COPY
                              Dated 7 August 2003

                        MILLICOM TELECOMMUNICATIONS S.A.

                                      and

                        DEUTSCHE TRUSTEE COMPANY LIMITED


        (acting on behalf of each of the Noteholders, as defined herein)

                                      and

                         NORDEA BANK SVERIGE AB (publ)


                     (acting as the Swedish Custodian Bank)

                             SHARE PLEDGE AGREEMENT

                         in relation to the Trust Deed


Linklaters

Linklaters Advokatbyra
Strandvagen 7A
Box 5402
SE-114 84 Stockholm

Telephone (46-8) 665 66 00
Facsimile (46-8) 667 68 83

Ref JSA/CHP


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This Share Pledge Agreement (the "Share Pledge Agreement") is made on 7 August
2003 between:

(1) Millicom Telecommunications S.A., a societe anonyme incorporated in the Grand Duchy of Luxembourg under registration number B 64 899 and whose registered office is at 75, route de Longwy, L-8080 Bertrange, Luxembourg (the "Pledgor").

(2) Deutsche Trustee Company Limited, a limited company incorporated in England and Wales under registration number 338230 and whose registered office is at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom (the "Trustee", which expression includes its successors and assigns), acting as trustee on behalf of each of the Noteholders (as defined below);

(3) Nordea Bank Sverige AB (publ), a public limited bank company incorporated in Sweden under registration number 502010-5523 and whose registered office is at Hamngatan 10, SE-105 71 Stockholm, Sweden (the "Custodian Bank").

The parties referred to above are hereinafter individually referred to as a "party" or collectively as the "parties".

Whereas:

(A) The Pledgor has issued SEK 2,555,994,000 5.00 per cent. Fixed and Additional Rate Guaranteed Secured Mandatory Exchangeable Notes due 2006 (the "Notes") exchangeable into the Exchange Property (as defined in the terms and conditions of the Notes (the "Conditions")) which initially comprises 8,968,400 fully-paid Series B shares of nominal value SEK 5 each of Tele 2 AB (publ) pursuant to a trust deed dated 7 August 2003 (the "Trust Deed") among the Pledgor, the Guarantor and the Trustee;

(B) Certain of the Pledgor's payment obligations under the Notes are unconditionally and irrevocably guaranteed by Millicom International Cellular S.A. (the "Guarantor")

(C) The Trustee, acting on behalf of itself and the Noteholders, desires to take a security interest from the Pledgor over certain Series B shares in Tele2 AB (publ) (and the various rights pertaining thereto) in respect of the Secured Obligations (as defined below) from time to time incurred by the Pledgor against the Noteholders under the Conditions;

(D) The Custodian Bank will provide a deposit account in the name of the Pledgor in which the relevant securities constituting the collateral security will be held when delivered pursuant to the Securities Lending Agreement (as defined below); and

(E) The parties hereto agree that upon the execution of this Share Pledge Agreement, the Custodian Bank will accept instructions in respect of such deposit account and other related accounts only from the Trustee until such time as the Trustee notifies the Custodian Bank otherwise.

It is agreed as follows:

1        Interpretation

1.1      Definitions

         In this Share Pledge Agreement, unless a contrary indication appears, terms used in the Trust Deed shall have the same meaning and construction and:

         "Accounts" means the Cash Account and the Deposit Account;

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         "Cash Account" means an account maintained by the Custodian Bank in the name of Pledgor for the receipt and retention of cash dividends or any other cash payments in respect of the Shares, which at the date of this Share Pledge Agreement bears the account number 3144 17 06275;

         "Custody Agreement" means the custody agreement dated 7 August 2003 between the Custodian Bank and the Pledgor, attached hereto as
         Schedule 1, governing the terms and conditions for the Deposit Account and the Cash Account;

         "Deposit Account" means the custody account, governed by the terms and conditions set out in the Custody Agreement, provided by the Custodian Bank in the name of the Pledgor in respect of the Shares, which at the date of this Share Pledge Agreement bears the account number 92-81517;

         "Dividends" means, in relation to any Share, all present and future:

         (a) dividends and distributions of any kind and any other sum received or receivable in respect of that Share,

         (b) rights, shares, money or other assets accruing or offered by way of redemption, bonus, option or otherwise in respect of that Share,

         (c) allotments, offers and rights accruing or offered in respect of that Share, and

         (d) other rights and assets attaching to, deriving from or exercisable by virtue of the ownership of, that Share;

         "Enforcement Event" means the Notes having become immediately due and redeemable following the occurrence of an Event of Default in accordance with Condition 14 of the Conditions;

         "Noteholders" means the bearer of a Note, as defined in the Trust Deed;

         "Pledged Assets" means the assets from time to time subject, or expressed to be subject, to the Pledges or any part of those assets;

         "Pledges" means all or any of the security interest (Sw: pantratt) created or expressed to be created by or pursuant to this Share Pledge Agreement;

         "Power of Attorney" means a power of attorney, granted by the Pledgor in favour of the Trustee substantially in the attached form in
         Schedule 2;

         "Secured Obligations" shall mean the Pledgor's obligations in respect of the Exchange Rights pursuant to Condition 6 of the Conditions, redemption of the Notes and delivery of Exchange Property pursuant to Conditions 5(a) and 5(c) of the Conditions (other than, in any such case, payment of any Accrued Interest or Discounted Interest Amount) and the Additional Interest Amounts;

         "Securities Lending Agreement" means the securities lending agreement in respect of the Shares dated 18 July 2003 between Deutsche Bank AG London Branch and the Pledgor, as supplemented and amended from time to time; and

         "Shares" means 8,968,400 fully paid Series B shares (Bloomberg ticker TEL2B SS and ISIN number SE0000314312) of Tele2 AB (publ), a company incorporated in Sweden under registration number 556410-8917, and such other securities, as each may be held in the Deposit Account from time to time.


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2        Security

2.1      Pledge of the Shares and the Accounts

         As security for the prompt and complete payment and performance in full of all the Secured Obligations, the Pledgor hereby pledges to the Trustee for the benefit of itself and the Noteholders (i) the Deposit Account including all the Shares and Dividends which are from time to time held or recorded in the Deposit Account and (ii) all funds deposited from time to time in the connected Cash Account.

2.2      Perfection of the Pledges

         2.2.1 The Custodian Bank acknowledges that it has been notified of the security interest created by this Share Pledge Agreement in respect of the Accounts and undertakes to ensure that the Shares held in the Deposit Account from time to time are registered as pledged in favour of the Trustee, on behalf of the Noteholders.

         2.2.2    The Custodian Bank also confirms:

                  (i) that it has not received any previous notice of any pledge or other encumbrance over the Accounts or any of the Shares;

                  (ii) that it has not been notified of any execution or other distraint order regarding the Accounts or any of the Shares; and

                  (iii) that it has not been notified of any sale or transfer of the Pledged Assets or any part thereof.

3        Restrictions and Further Assurance

3.1      Security

         Save as contemplated by the terms of the Trust Deed, the Pledgor shall not, without the Trustee's written consent in each particular case, create or permit to subsist any security interest over the Pledged Assets.

3.2      Disposal

         Save as contemplated by the terms of the Trust Deed, the Pledgor shall not (nor shall the Pledgor agree to), without the Trustee's written consent in each particular case, enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of the Pledged Assets.

3.3      Further Assurance

         The Pledgor shall promptly do whatever the Trustee requires:

         3.3.1 to perfect or protect the Pledges or the priority of the Pledges, or

         3.3.2 to facilitate the realisation of the Pledged Assets or the exercise of any rights vested in the Trustee,

         including executing any transfer, assignment or assurance of the Pledged Assets (whether to the Trustee or its nominees or otherwise), making any registration and giving any notice, order or direction.


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3.4      Power of Attorney

         On the occurrence of an Enforcement Event, for the purpose of Clause
         4.3 (Voting after Enforcement), the Pledgor shall deliver to the Trustee a signed Power of Attorney. The Pledgor shall at the expiration of a Power of Attorney, at the request of the Trustee, renew the same in favour of the Trustee for one additional year for as long as this Share Pledge Agreement remains in force and upon each such renewal forthwith deliver the renewed Power of Attorney to the Trustee.

4        Pledged Shares

4.1      Dividends

         The Pledgor shall promptly notify the Trustee of the declaration, payment, allotment, offer or issue of any Dividend. All Dividends in respect of the Shares shall be paid directly to the Cash Account or, as the case may be, the Deposit Account or, as and when received by the Pledgor in accordance with the Trust Deed, to the Trustee or as it may direct.

4.2      Voting before Enforcement

         Subject to Clause 4.3 (Voting after Enforcement) and the Trust Deed, the Pledgor shall be entitled to exercise the voting rights attached to any Share as it sees fit where:

         4.2.1    it does so for a purpose not inconsistent with the Trust
                  Deed; and

         4.2.2 either (a) the exercise of those rights would not have an adverse effect or the failure to exercise would have an adverse effect on the value of the relevant Shares or the Pledged Assets and would not otherwise prejudice the interests of the Noteholders under the Trust Deed, or (b) the Pledgor is so permitted pursuant to Condition 9(a) of the Conditions.

4.3 Voting after Enforcement 4.3.1 The Pledgor shall forthwith notify the Custodian Bank in writing of the occurrence of an Enforcement Event as soon as becoming aware of such event.

         4.3.2 At any time after the occurrence of an Enforcement Event, the Trustee shall be entitled to exercise or direct the exercise of the voting and other rights attached to any Share as it sees fit.

4.4      Deliverance of Power of Attorney

         The Pledgor shall immediately upon written notice from the Trustee of the occurrence of an Enforcement Event, deliver to the Trustee a signed Power of Attorney to enable the Trustee to exercise its rights under Clause 4.3.

5        General Undertaking

         The Pledgor shall not do, or permit to be done, anything, which could prejudice the Pledges.

6        Representations and Warranties

         The Pledgor makes the representations and warranties set out in this Clause 6 to the Trustee on the date of this Share Pledge Agreement.

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6.1      Shares Validly Issued etc.

         The Shares are duly authorised, validly issued and freely transferable.

6.2      Share Capital

         Save as contemplated by the Securities Lending Agreement or the Trust Deed, no person has or is entitled to any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire any Share, or any interest in the Shares.

6.3      Governing Law and Enforcement

         6.3.1 Subject to mandatory provisions of applicable law, the choice of Swedish law as the governing law of this Share Pledge Agreement will be recognised and enforced in the Pledgor's jurisdiction of incorporation.

         6.3.2 Subject to applicable proceedings provided in Council Regulation (EC) 44/2001, any judgement obtained in Sweden in relation to this Share Pledge Agreement will be recognised and enforced in the Pledgor's jurisdiction of incorporation.

7        Enforcement

7.1      Realisation

         After the occurrence of an Enforcement Event, the Trustee shall have the right to sell or to direct the Custodian Bank to sell the Pledged Assets by private or public sale or auction or in any other way and on such terms as the Trustee in its sole discretion deems fit.

7.2      Chapter 10 of the Code of Commerce

         The provisions in Chapter 10 of the Swedish Code of Commerce (Sw:
         Handelsbalken) shall not apply to this Share Pledge Agreement.

8        Liability of the Trustee

8.1      Trustee's Liability

         The Trustee shall not be liable to the Pledgor, the Noteholders or any other person for any costs, losses, liabilities or expenses relating to the realisation of any Pledged Assets or from any act, default, omission or misconduct of the Trustee, or its officers, employees or agents in relation to the Pledged Assets except to the extent caused by its own gross negligence or wilful misconduct. The Trustee shall not be held responsible for any indirect damage.

8.2      Force Majeure

         The Trustee shall not be held responsible for any damage arising out of any Swedish or foreign legal enactment, or any measure undertaken by a Swedish or foreign public authority, or war, strike, lockout, boycott, blockade or any other similar circumstance. The reservation in respect of strikes, lockouts, boycotts and blockades applies even if the Trustee itself takes such measures, or is subject to such measures. Should there be an obstacle as described above for the Trustee to take any action in compliance with this Share Pledge Agreement, such action may be postponed until the obstacle has been removed, without any remedies being available to the Pledgor.


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9        Discharge of Security

         If there are no outstanding obligations owed by the Pledgor to the Noteholders pursuant to the Secured Obligations, the Trustee shall at the cost of the Pledgor promptly release the Pledged Assets from the Pledges and shall notify as soon as reasonably practicable the Pledgor and the Custodian Bank of such release.

10       Enforcement Expenses

         The Pledgor shall, within five Business Days of demand, pay to the Trustee the amount of all properly incurred costs, losses, liabilities and expenses (including legal fees) incurred in relation to this Share Pledge Agreement (including the administration, protection, realisation, enforcement or preservation of any rights under or in connection with this Share Pledge Agreement, or any consideration by the Trustee as to whether to realise or enforce the same, and/or any amendment, waiver, consent or release of the Share Pledge Agreement and/or any other document referred to in this Share Pledge Agreement).

11       Assignment

         None of the parties hereto may change, assign or transfer all or any of its rights or obligations hereunder without the prior consent of the other party.

12       Waivers

         No failure to exercise, nor any delay in exercising, on the part of the Trustee, shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Trust Deed are cumulative and not exclusive of any rights or remedies provided by law.

13       Pledgor's Instructions and Agreements

13.1 The Pledgor hereby irrevocably instructs the Custodian Bank to accept and to follow all and any instructions that the Trustee may, from time to time, give in respect of the Shares (which are, from time to time, deposited in the Deposit Account) or the Accounts including, without limitation, any instructions to transfer Shares (which are, from time to time, deposited in the Deposit Account) out of the Deposit Account or cash out of the Cash Account, whether to the Noteholders or to any other person, account or entity designated by the Trustee.

13.2 The Pledgor hereby agrees that, unless otherwise agreed by the Trustee, it shall not attempt to revoke, override, rescind or otherwise alter in any way such instructions as may be given to the Custodian Bank by the Trustee in accordance with Clause 13.1.

13.3     The Pledgor agrees with the Custodian Bank that it shall:

         13.3.1   have no, and shall make no, claims against the Custodian
                  Bank; and

         13.3.2   indemnify and keep the Custodian Bank harmless,

         in respect of and from any loss or damage caused by any instructions given by the Trustee in respect of the Shares or the Accounts and which the Custodian Bank has accepted or followed.


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13.4     The Pledgor further agrees with the Custodian Bank that the Pledgor shall not, during the term of this Share Pledge Agreement, give any instruction to the Custodian Bank in respect of the Shares (which are, from time to time, deposited in the Deposit Account) or the Accounts and the Custodian Bank shall disregard any instructions that the Pledgor may give in respect of the Shares (which are, from time to time, deposited in the Deposit Account) or the Accounts and the Pledgor shall in such case have no, and shall make no, claims against the Custodian Bank in respect thereof.

13.5     The Pledgor agrees with the Trustee that it shall:

         13.5.1   have no, and shall make no, claims against the Trustee; and

         13.5.2   indemnify and keep the Trustee harmless,

         in respect of and from any loss or damage caused by any instructions given by the Trustee in respect of the Shares or the Accounts and which the Custodian Bank has accepted or followed.

13.6 Immediately upon the release by the Trustee of the Pledged Assets from the Pledges pursuant to Clause 9 above, the Pledgor's instructions and agreements as set forth in Clauses 13.1, 13.2 and 13.4 shall lapse.

14       The Custodian Bank's Undertakings and Agreements

14.1     The Custodian Bank undertakes and agrees, for the benefit of the
         Trustee:

         14.1.1 not to accept or to follow any instructions (howsoever described), nor any revocation, instructions to override or rescission of its instructions given pursuant to Clause 13.1, from or on behalf of the Pledgor in respect of the Shares (which are, from time to time, deposited in the Deposit Account) or the Accounts;

         14.1.2 to accept and to follow all and any instructions (howsoever described, including, without limitation, any instructions to transfer the Shares (which are, from time to time, deposited in the Deposit Account) out of the Deposit Account, whether to the Trustee or to any other person, account or entity designated by the Trustee) that the Trustee may give in respect of the Shares or the Accounts;

         14.1.3 not to query or be concerned in any way as to whether the security interest created by this Share Pledge Agreement is effective or enforceable;

         14.1.4 not to change, nor to suffer or procure a change in, the number or other specifications of the Accounts without first having notified the Pledgor and the Trustee of any such change (it being understood that the numbers are internal numbers that serves as instruments for the Custodian Bank to identify the Shares and any relevant cash);

         14.1.5 not to act on any instructions or other attempts by the Pledgor to prevent from reaching the Accounts any cash or securities destined for the Accounts as a result of the Pledgor's interest in the Shares; and

         14.1.6 to notify Trustee immediately of any such instructions or attempts.

14.2 The Custodian Bank does not, in relation to the Trustee, in any way warrant or guarantee or represent that the security interest created by this Share Pledge Agreement is effective or enforceable in accordance with its terms.


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14.3     The Custodian Bank acknowledges that it will not use any of the
         Pledged Assets at any time available on the Accounts for set-off of any outstanding loans or other financing liabilities or obligations owed by the Pledgor to the Custodian Bank.

14.4 Immediately upon the release by the Trustee of the Pledged Assets from the Pledges pursuant to Clause 9 above, the Custodian Bank's undertakings and agreements as set forth in Clause 14.1 shall lapse.

14.5 For the avoidance of doubt, the parties hereto agree that in the event of a conflict between the Custody Agreement and this Share Pledge Agreement, the Share Pledge Agreement shall in all circumstances take precedence.

15       Applicable Law

         This Share Pledge Agreement shall be construed in accordance with and governed by the laws of Sweden.

16       Jurisdiction

         Any dispute, controversy or claim arising out of or in connection with this Share Pledge Agreement, or the breach termination or invalidity thereof shall be resolved by the Swedish courts. The Stockholm District Court shall be the court of first instance.

                                 --------------

This Share Pledge Agreement has been executed in three originals, of which the parties hereto have received one each.



MILLICOM TELECOMMUNICATIONS S.A.           DEUTSCHE TRUSTEE COMPANY LIMITED

JOHN RATCLIFFE                             CAROL A. MORRIS
DIRECTOR                                   ASSOCIATE DIRECTOR



MARC BEULS                                 CRAIG G. R. HOEPFL
DIRECTOR                                   ASSISTANT SECRETARY

Name:                                      Name:
Title:                                     Title:
Place and date:                            Place and date: London, 7 August 2003



NORDEA BANK SVERIGE AB (publ)

SUZANNE EISELE
PER ANDERSSON

Name:                                             Name:
Title:                                            Title:
Place and date:  Stockholm, 6 August 2003         Place and date:


                                       8
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                                   Schedule 1
                               Custody Agreement






                                       9
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                                   Schedule 2
                               Power of Attorney



This power of attorney is issued pursuant to a share pledge agreement dated 7 August 2003 (the "Share Pledge Agreement") between Millicom Telecommunications S.A. (the "Pledgor"), Nordea Bank Sverige AB (publ), acting as custodian bank, and Deutsche Trustee Company Limited, acting as Trustee (the "Trustee") on behalf of the Noteholders (as defined in the trust deed between Millicom Telecommunications S.A, Millicom International Cellular S.A and the Trustee dated 7 August 2003).

The Pledgor hereby empowers the Trustee or any person duly appointed by the Trustee to attend all General Meetings of the shareholders in Tele2 AB (publ) as the Pledgor's representative and to vote at such General Meeting in respect of all shares in Tele2 AB (publ) owned by the Pledgor (the "Shares"). The Trustee may also on our behalf fulfil and execute any notice or application requirement necessary to have our Shares represented at the General Meeting, including to take necessary measures to register the Shares for voting.

This power of attorney is to the extent possible under Swedish law irrevocable and excludes the Pledgor from exercising the voting rights at General Meetings of shareholders in Tele2 AB (publ) with respect to the Shares subject to the Share Pledge Agreement.

This power of attorney becomes effective on the date that it is signed by the Pledgor and it shall remain in force for one year from such date.

This power of attorney shall be governed by and construed in accordance with Swedish law.



Date:

Place:



MILLICOM TELECOMMUNICATIONS S.A.


_________________________________
Name:
Title:


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